EXHIBIT 23.1






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No.33-89948 of Central Coast Bancorp on Form S-8 of our report dated
January 25, 1999 (February 26, 1999 as to the stock split information in Note 1),appearing in the Annual Report on Form 10-K of Central Coast Bancorp for the year ended December 31, 1998.





DELOITTE & TOUCHE LLP

Salinas, California
March 25, 1999